Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE DISTRIBUTION

Alliance Financial and Bridge Street Financial Announce Date of Special Shareholder Meetings

Syracuse, NY, and Oswego, NY, July 20, 2006 - Alliance Financial Corporation (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., and Bridge Street Financial, Inc. (NASDAQ: OCNB), the holding company for Oswego County National Bank, jointly announced that their respective Boards of Directors have set September 20, 2006 as the date of each company’s special meeting of shareholders to vote on Alliance’s proposed merger with Bridge Street. The record date for determining each company’s shareholders eligible to vote at the special meeting has been set for Monday, July 24, 2006.

The proposed merger, which was announced by Alliance and Bridge Street on April 24, 2006, is expected to close early in the fourth quarter of 2006, subject to final regulatory approvals and approval by shareholders of both companies.

Alliance and Bridge Street anticipate mailing the joint proxy statement/prospectus during the first week of August 2006.

This press release does not constitute an offer of securities. Alliance and Bridge Street have filed a registration statement and a preliminary joint proxy statement/prospectus concerning the proposed transaction with the SEC. The shareholders of both companies are urged to read the registration statement and the preliminary joint proxy statement/prospectus, as well as the final joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The joint proxy statement/prospectus, as well as other filings containing information about Alliance and Bridge Street, is available at the SEC's Internet site (http://www.sec.gov), and at each company’s respective Internet site (www.alliancebankna.com and www.ocnb.com). Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Alliance Financial Corporation, 120 Madison Street, Syracuse, NY 13202, Attn: Joseph M. Russo; telephone number (315)  475-6710 or Bridge Street Financial, Inc., 300 State Route 104, Oswego, New York 13126, Attn: Mary E. Lilly; telephone number (315) 343-4100.

Contact:	Alliance Financial Corporation
J. Daniel Mohr, Executive Vice President and CFO	(315) 475-4478
Joseph Russo, Senior Vice President	(315) 475-6710

Bridge Street Financial, Inc.

Gregory Kreis, Chief Executive Officer	(315) 326-3250